UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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CASH SYSTEMS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
JUNE 6, 2007

The Annual Meeting of Stockholders of Cash Systems, Inc. (the “Company”) will be held at the Hampton Inn, 4975 Dean Martin Drive, Las Vegas, Nevada 89118, on Wednesday, June 6, 2007, at 10:00 a.m. (Pacific Daylight Time), for the following purposes:

1. To elect five (5) directors of the Company for the ensuing year.

2. To ratify the appointment of Virchow, Krause & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

3. To take action upon any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record shown on the books of the Company at the close of business on April 9, 2007 will be entitled to vote at the Annual Meeting or any adjournment thereof. Each stockholder is entitled to one vote per share of common stock on all matters to be voted on at the Annual Meeting.

It is important that all stockholders vote. We urge you to sign and return the enclosed proxy card as promptly as possible, regardless of whether you plan to attend the Annual Meeting in person. If you do attend the meeting, you may then withdraw your proxy and vote in person. In order to facilitate the providing of adequate accommodations, please indicate on the proxy card whether you plan to attend the Annual Meeting.

This notice, Proxy Statement and enclosed proxy are sent to you by order of the Board of Directors.

Carmalen Gillilan, Secretary

Dated: May 7, 2007
Las Vegas, Nevada

PROXY STATEMENT
For
Annual Meeting of Stockholders
To Be Held June 6, 2007

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors of Cash Systems, Inc., a Delaware corporation (the “Company”), to holders of the Company’s common stock in connection with a solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 6, 2007 (the “Annual Meeting”), and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The Company expects that this Proxy Statement and the accompanying materials will first be mailed to stockholders on or about May 7, 2007. The Board of Directors of the Company has fixed April 9, 2007 as the record date for determining stockholders entitled to vote at the Annual Meeting. At the close of business on April 9, 2007, 18,436,579 shares of the Company’s common stock were issued and outstanding. Such common stock is the only outstanding class of stock of the Company. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of the common stock are not entitled to cumulative voting rights.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy via the internet or telephone (if proxy contains instructions for voting via the internet or telephone) or by mail, by delivering written notice of the revocation of the proxy to the Company’s Secretary prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. The shares represented by a proxy will be voted in accordance with the stockholder’s directions if the proxy is duly submitted and not validly revoked prior to the Annual Meeting. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR the election of the directors nominated by the Board of Directors, FOR the ratification of Virchow, Krause & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, and in accordance with the discretion of the persons appointed as proxies on any other matters properly brought before the Annual Meeting and any postponements or adjournments thereof.

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The five director nominees receiving the highest number of affirmative votes at the Annual Meeting, including those votes properly submitted by proxy, will be elected. All other proposals require the affirmative FOR vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions will not have any effect on the vote for directors but will be considered a vote AGAINST the proposal to ratify the appointment of Virchow, Krause & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

If your shares of common stock are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the internet or telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the internet or telephone. If your bank or brokerage firm is participating in ADP’s program, your proxy will provide instructions. If your voting form does not refer to internet or telephone information, please complete and return the paper proxy card in the postage paid envelope provided.

The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, will be borne by the Company. The Company will also request brokerage firms, banks, nominees, custodians and other fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of April 9, 2007, and will provide for reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by the internet, telephone or facsimile. The Company has retained the services of U.S. Stock Transfer Corporation to assist in the distribution and tabulation of proxies as part of the Company’s transfer agent agreement at an estimated cost of $5,600 for all transfer agent services, plus certain out-of-pocket expenses.

The mailing address of the principal executive office of the Company is 7350 Dean Martin Drive, Suite 309, Las Vegas, NV 89139.

PROPOSAL #1 — ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be determined by resolution of the Board of Directors at a regular or special meeting or by the stockholders at each annual meeting. The Board of Directors, by resolution, has fixed the number of directors at five for the ensuing year. Accordingly, at the Annual Meeting, you will be asked to vote on the election of five directors who will constitute the Company’s Board of Directors.

In the election of directors, each proxy will be voted for each of the nominees listed below unless the proxy withholds a vote for one or more of the nominees. Each of the nominees listed below is currently a director of the Company. Each person elected as a director shall serve for a term of one year or until his or her successor is duly elected and qualified. If any of the nominees should be unable to serve as a director by reason of death, incapacity or other unexpected occurrence, the proxies solicited by the Board of Directors shall be voted by the persons appointed as proxies for such substitute nominee as is selected by the Board or, in the absence of such selection, for such fewer number of directors as results from such death, incapacity or other unexpected occurrence. The election of each nominee requires the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

The following table provides certain information with respect to our nominees for director as of April 9, 2007.

Name	Age	Position

Michael D. Rumbolz	53	Chief Executive Officer, President, and Chairman of the Board
Patrick R. Cruzen(1)(2)(3)	60	Director
Donald D. Snyder(1)(3)	59	Director
Patricia W. Becker(1)(3)	55	Director
Don R. Kornstein(1)(3)	55	Director

(1)	Member of the Audit Committee.

(2)	Audit Committee financial expert.

(3)	Member of the Compensation Committee.

Michael D. Rumbolz has been the Company’s Chief Executive Officer and Chairman of the Board since January 1, 2005 and also President since April 2005. Prior to January 2005, he was Vice Chairman and a director of Casino Data Systems from April 2000 to September 2001, and President and Chief Executive Officer of Anchor Gaming from 1995 to 2000. Prior to joining Anchor Gaming, Mr. Rumbolz was Director of Corporate Development for Circus Circus Enterprises Inc., including serving as the first president of and managing director of Windsor Casino Limited, a consortium company owned by Hilton Hotel Corp., Circus Circus Enterprises Inc. and Caesars World. Mr. Rumbolz also held various executive positions with Trump Hotels & Casino Resorts. Mr. Rumbolz is also a director of Employers Holdings Inc.

Patrick R. Cruzen joined the Company as a director in March 2004. Since 1997, Mr. Cruzen has served as Chief Executive Officer of Cruzen & Associates, which offers executive recruiting and consulting services for the gaming industry. From 1994 to 1996, he was President and Chief Operating Officer of Grand Casinos, Inc. From 1990 to 1994, Mr. Cruzen served as Senior Vice President of Finance and Administration of MGM Grand, Inc. Mr. Cruzen is also a director of two other public companies, Canterbury Park Holding Company and Majestic Star Casino, LLC.

Donald D. Snyder has been a director since April 2005. Prior to that time, Mr. Snyder served as President and as a member of the board of directors of Boyd Gaming since 1997. Prior to Boyd Gaming, he was the President and Chief Executive Officer of the Fremont Street Experience, where he continued to hold the Chairman’s post on its governing board until 2006. Mr. Snyder served from 1987 through 1991 as Chairman of the Board and Chief Executive Officer of First Interstate Bank of Nevada, the state’s largest full service bank at the time. During his 22 years with First Interstate Bank, he served his first 18 years in California in various management positions in retail and corporate banking, international banking and real estate banking. He has served on the boards of several gaming and non-gaming companies, including current service on the boards of two other public companies, Western Alliance Bancorporation and Sierra Pacific Resources. Additionally, Mr. Snyder has served on numerous non-profit boards, which presently include the Nevada Development Authority, UNLV Foundation, and the Las Vegas Performing Arts Center Foundation.

Patricia W. Becker has been a director since April 2005. Ms. Becker is currently the Executive Director of the International Gaming Institute at the University of Nevada, Las Vegas. Ms. Becker most recently served as Senior Vice President of Corporate Affairs for Aladdin Gaming, LLC, which owned the Aladdin Resort & Casino. Before joining the Aladdin in 1998, she owned her own gaming consulting business focused exclusively on assisting senior management and corporate boards with various gaming business issues. Earlier in her career, Ms. Becker served as Chief of Staff to former Governor Bob Miller of the State of Nevada, was a Senior Vice President and General Counsel of Harrah’s Hotel and Casino Corporation, and served as a board member on the Nevada State Gaming Control Board. Ms. Becker formerly served on the boards of Fitzgeralds Gaming Corporation and Powerhouse Technologies, Inc.

Don R. Kornstein has been a director since July 2006. Mr. Kornstein is currently interim Chairman of Bally Total Fitness, Inc. and the Managing Member of Alpine Advisors LLC, a strategic, management and financial consulting firm. Prior to founding Alpine Advisors LLC and from 1994 through 2000, Mr. Kornstein was the President and Chief Executive Officer of Jackpot Enterprises Inc., an NYSE-listed company engaged in the gaming industry through the operation of over 5,000 gaming devices in a variety of retail establishments and casinos. From 1977 through 1994, Mr. Kornstein was an investment banker at Bear, Stearns & Co. Inc., where he most recently served as a Senior Managing Director and head of the firm’s gaming industry practice.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed herein.

CORPORATE GOVERNANCE

Overview

The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board has engaged in a regular process of reviewing our corporate governance policies and practices in light of proposed and adopted laws and regulations, including the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission (“SEC”), and the rules and regulations of The NASDAQ Global Market (“NASDAQ”) over which the shares of our common stock are traded. The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

Director Independence

The Board of Directors and its various committees must have participation by members who are “independent” as defined by the applicable rules and regulations of NASDAQ, including Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market LLC. The Board has determined that each of Messrs. Cruzen, Snyder and Kornstein and Ms. Becker is independent under such rules and regulations.

Board Qualification and Selection Process

The Board of Directors will consider candidates for nomination as a director recommended by stockholders, directors, third party search firms and other sources. In evaluating director nominees, the Board considers the following factors and qualifications, among others:

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	age and legal and regulatory requirements;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Board will consider the attributes of the candidates and the needs of the Board, and will review all candidates in the same manner. The Board believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 18 years of age, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three boards of public companies. The Board may modify these minimum qualifications as deemed necessary.

Stockholder Nominations for Director Candidates

A stockholder who wishes to recommend one or more directors must provide a written recommendation to the Chairman of the Board at the following address:

Cash Systems, Inc.
Attn: Chairman of the Board
7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139

Notice of a recommendation must include the name, address and telephone number of the stockholder and the class and number of shares such stockholder owns. With respect to the nominee, the stockholder must include the nominee’s name, age, business address, residence address, current principal occupation, five year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the nominee, whether such nominee can read and understand basic financial statements, and board membership, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Communications with the Board

Stockholders may communicate directly with the Board of Directors. All communications regarding general matters should be directed to our Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for independent directors only. If no such designation is made, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Secretary Attention: Board of Directors Cash Systems, Inc. 7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139	OR	Secretary Attention: Independent Directors Cash Systems, Inc. 7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139

Code of Conduct

The Board of Directors has approved a Code of Conduct that applies to the Chief Executive Officer, the Chief Financial Officer, and all other persons performing similar functions. The Code of Conduct addresses such topics as ethical conduct, proper use of our assets, compliance with applicable laws and regulations, and accuracy and preservation of public disclosures. The Code of Conduct was filed as Exhibit 14 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003. Copies of the Code of Conduct are available upon written request to:

Cash Systems, Inc.
Attn: Secretary
7350 Dean Martin Drive, Suite 309
Las Vegas, NV 89139

Any amendments or waivers to our Code of Conduct will be promptly disclosed by posting on our website at www.cashsystemsinc.com.

Committees of the Board

The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. We have established written guidelines governing the nomination of directors, in a manner consistent with the requirements of NASDAQ.

Audit Committee.  The Audit Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Audit Committee is to oversee and monitor the integrity of the Company’s financial statements and internal accounting and financial controls, the Company’s independent auditor’s qualifications, independence and compensation, the performance of the Company’s internal auditors and independent auditors, and the Company’s compliance with legal and regulatory requirements. The Audit Committee consists of Messrs. Cruzen (Chairman), Snyder and Kornstein and Ms. Becker. The Board has determined that Mr. Cruzen is an “audit committee financial expert” as defined by the rules of the SEC. The Board has also determined that each of Ms. Becker, Mr. Cruzen, Mr. Kornstein and Mr. Snyder is an independent director and meets each of the other requirements for Audit Committee members under the applicable rules and regulations of NASDAQ. The Audit Committee held ten formal meetings in 2006. A copy of the current charter for the Audit Committee is attached as Appendix A to this Proxy Statement, but is not currently available on our website. The charter is reviewed annually. The report of the Audit Committee for the 2006 fiscal year is found on page 27 of this Proxy Statement.

Compensation Committee.  The Compensation Committee operates under a written charter adopted by the Board of Directors. Among other things, the purpose of the Compensation Committee is to oversee the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans, review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company’s executive officers, determine the individuals to whom, and the terms upon which, awards under the Company’s incentive plans are granted, make periodic reports to the Board of Directors as to the status of such plans, and review and recommend to the Board of Directors additional compensation plans. The Compensation Committee consists of Ms. Becker (Chairman) and Messrs. Cruzen, Snyder, and Kornstein. The Board has determined that each of Ms. Becker, Mr. Cruzen, Mr. Kornstein and Mr. Snyder is an independent director under the applicable rules and regulations of NASDAQ. The Compensation Committee held four formal meetings in 2006. A copy of the current charter for the Compensation Committee is attached as Appendix B to this Proxy Statement, but is not currently available on our website. The charter is reviewed annually. The report of the Compensation Committee for the 2006 fiscal year is found on page 13 of this Proxy Statement.

Nominating Committee.  The Company does not have a nominating committee. Nominations to the Board of Directors are either selected or recommended for the Board’s selection by a majority of the Board’s independent directors. The Company has determined not to establish a nominating committee based on the small size of the existing Board of Directors.

Meeting Attendance

Board and Committee Meetings.  The Board held six formal meetings during 2006, and the independent members of the Board held six formal meetings during 2006. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she served as a director, and (ii) the total number of meetings of the committees on which he or she served.

Annual Meeting of Stockholders.  Directors are encouraged to attend our annual meetings of stockholders; however, there is no formal policy regarding attendance at annual meetings. Each of our directors serving at the time of the Company’s 2006 annual meeting of stockholders attended the annual meeting.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2006, the following directors and former directors have at one time been members of the Company’s Compensation Committee: Patrick R. Cruzen, Donald Snyder, Patricia Becker, Don R. Kornstein, and Gordon T. Graves. None of the Compensation Committee’s current or former members has at any time been an officer or employee of the Company. None of the Company’s executive officers serves or in the past fiscal year has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on the Company’s Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS OF THE COMPANY

The following table lists the executive officers of the Company and provides their respective ages and current positions with the Company as of April 9, 2007. Biographical information for each such person, other than Michael D. Rumbolz whose biography is provided under the heading “Proposal #1 — Election of Directors,” is provided below.

Name	Position	Age

Michael D. Rumbolz	Chief Executive Officer, President and Chairman of the Board	53
Andrew Cashin	Executive Vice President, Chief Financial Officer and Treasurer	42
John F. Glaser	Executive Vice President of Sales and Marketing	51
Katherine W. Bloomfield	Chief Information Officer	54
Zev Kaplan	General Counsel and Assistant Secretary	54

Andrew Cashin has been the Company’s Executive Vice President, Chief Financial Officer and Treasurer since March 23, 2006. Prior to joining the Company, Mr. Cashin was employed as a Senior Vice President of Bally Gaming, a principal business unit of Bally Technologies, Inc. (formerly known as Alliance Gaming Corporation), which is a worldwide leader in designing, manufacturing and distributing traditional and nontraditional gaming machines. As Senior Vice President of Bally Gaming, Mr. Cashin was responsible for oversight of Bally Gaming’s various business lines, including game sales and game operations. Prior to serving in that capacity, Mr. Cashin was employed as Vice President of Finance and Information Technology of Bally Gaming, where he was responsible for the daily oversight of Bally Gaming’s finance department. Prior to that, Mr. Cashin was the Western Regional Brand Operations Manager at Harrah’s Entertainment, Inc. Mr. Cashin began his professional career as an accountant with Arthur Andersen & Co.

John F. Glaser has been the Company’s Executive Vice President of Sales and Marketing since June 6, 2005. Mr. Glaser has over 20 years of sales and marketing experience, including 12 years of experience in the gaming sector. He is the former Vice President of Sales for Bally Gaming, where he oversaw the sale and leasing of gaming machines for the United States and Canadian markets. Prior to joining Bally Gaming in 1997, Mr. Glaser was the Director of Sales for International Game Technology, where he was responsible for hiring, training and developing the sales and sales support staff as well as for the sale and leasing of over 79,000 gaming machines. Mr. Glaser joined International Game Technology in 1992 from The Circle K Corporation, where he spent eight years as Manager and Regional Marketing Director.

Katherine W. Bloomfield has been the Company’s Chief Information Officer since August 1, 2005. Ms. Bloomfield has over 20 years of experience in the software development and delivery industry, specializing in enterprise data management and distribution solutions. Most recently, Ms. Bloomfield was Vice President of Operations for VisionShare Inc. with responsibility for the delivery of VisionShare’s integration services, managed services, product development, quality assurance and customer support. Prior to VisionShare, Mr. Bloomfield’s management roles include Vice President of Technical Operations for Stellent, Inc. and Director of Professional Services for Apertus Technologies, where she was responsible for guiding the expansion of consulting services, product training and product support organizations resulting in increased accountability and revenue growth. Earlier in her career, Ms. Bloomfield held technical positions at PricewaterhouseCoopers and Control Data where she was instrumental in the development and delivery of custom software applications for the financial service and electrical utility industries, respectively.

Zev E. Kaplan has been the Company’s General Counsel since March 2005. Mr. Kaplan has been a member of the Board of Directors of Homeland Security Capital Corporation, a publicly-traded company, since January 2006. From April 1995 to the present he has been General Counsel to the Regional Transportation Commission of Southern Nevada, where he has played a key policy role in the start-up of the local transit systems and their facilities. Mr. Kaplan spent fifteen years in government services during which time he served as Senior Deputy D.A. with the Clark County District Attorney’s Office-Civil Division; General Counsel to the Nevada Public Service Commission; and Staff Attorney to the U.S. Senate Committee on Commerce, Science and Transportation. Mr. Kaplan received his J.D. from Southwestern University School of Law; MBA from the University of Nevada, Las Vegas; and B.S. from the Smith School of Business at the University of Maryland.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We have adopted a practice of offering competitive compensation intended to attract, retain and motivate a qualified executive management team at market rates. With respect to our chief executive officer (“CEO”), chief financial officer, and the other three most highly-compensated executive officers (collectively referred to as the “Named Executive Officers”), this Compensation Discussion and Analysis describes our compensation philosophy and objectives, methodologies to establish their compensation, and the practices to administer such programs.

The Company’s Compensation Committee (the “Committee”) is authorized to review and approve the compensation of the CEO and recommend for approval of the full Board of Directors, the annual compensation for each of the other Named Executive Officers. The Committee operates under a written charter adopted by our Board and is comprised solely of independent directors as determined in accordance with various rules and regulations of NASDAQ, the SEC and the Internal Revenue Service.

Compensation Objectives and Philosophy

In determining the appropriate pay levels for base salary, target bonuses, and long-term incentives, the Committee relied primarily on its review and analysis of the following factors, where relevant for each Named Executive Officer:

•	the responsibilities of the position, the performance of the individual and his or her general experience and qualifications

•	our overall financial performance (including budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department

•	the individual’s total compensation during the previous year or at his or her prior employment where relevant to the position filled at the Company

•	compensation levels paid by comparable companies in similar industries

•	the individual’s length of service with us

•	any knowledge or set of skills not easily replaceable that are critical to the success of the Company

•	the individual’s effectiveness in dealing with external and internal audiences

The primary objective of our fiscal year 2006 executive compensation program was to motivate executives and key talent to achieve critical financial and non-financial corporate goals. Our 2006 executive compensation program took into account the Company’s dependence on the long-term development and implementation of new technologies and innovative processes. As with many companies who have long development cycles of key products, it was critical for us to recognize annual individual contributions that would positively impact Company value in future years. This was also necessary to retain key executive talent during the development cycle of our products.

The Committee believes that a culture of Company ownership is critical to align executive and stockholder interests. To attract, reward, and retain highly talented executives, key objectives of our executive compensation program are to pay executives competitively, both in value and the mix of pay between each component of total compensation. The Committee believes we accomplish these objectives by providing total compensation packages to our executive team that are comparable to executives of similarly sized companies and with similar roles and responsibilities within the industries in which we compete for executive talent. The Committee believes that the compensation of our Named Executive Officers is competitive with companies of similar size and with comparable operating results in similar industries.

Methodologies for Establishing Compensation Program

At the end of fiscal year 2006, the Committee engaged an independent compensation consultant to advise the Committee on the principal aspects of executive compensation, including base salaries and short- and long-term incentives, as well as all aspects of Board of Directors’ compensation. The Committee selected Presidio Pay Advisors, Inc. (“Presidio Pay”), an independent compensation consultant, to provide the Committee with a competitive analysis of current executive and Board of Directors’ compensation for fiscal year 2007 and to assist the Committee in complying with new executive compensation disclosure requirements for fiscal year 2006. The analysis and recommendations of Presidio Pay for executive management and the Board of Directors is reflected in the new employment agreement for our CEO and will be incorporated into the fiscal year 2007 compensation program.

Presidio Pay reports to the Committee rather than to management, although it may meet with management from time to time for purposes of gathering information on proposals that management may make to the Committee. The Committee is free to replace Presidio Pay or hire additional consultants at any time. Presidio Pay does not provide any other services, outside those listed above, to the Company and receives compensation only with respect to the services provided to the Committee.

The Committee acts independently of the CEO when determining the compensation program and levels for the CEO. The Committee will solicit recommendations from the CEO and other members of senior management for the compensation program for the other Named Executive Officers. However, implementation of any recommendations made by the CEO or other members of senior management is at the sole discretion of the Committee.

When share based compensation is included as part of an executive’s compensation, the share based grants (i.e. options or restricted stock) are approved by the Committee and priced based on the closing price of the Company’s stock on the date the grant is approved by the Committee.

Components of our Compensation Program

The Committee uses the above objectives as a guide for assessing how to allocate each of the following components of our compensation program:

•	Annual base salaries

•	Short-term cash bonuses

•	Long-term equity-based compensation (stock options, restricted shares, etc.)

•	Retirement benefits provided under a 401(k) plan

•	Executive perquisites

•	Benefits provided under an all-employee benefit program

Base Salary

Base salaries are the fixed, recurring portion of the employee’s cash compensation paid over a 12 month period and are intended to reward the day-to-day aspects of their roles and responsibilities and to maintain pay levels and pay mix that are competitive with those companies with whom we compete for executive talent. The Committee believes that the fiscal year 2006 base compensation of our Named Executive Officers was competitive with companies of similar size and with comparable operating results in similar industries.

Annual Incentives

Historically, annual bonuses have been distributed by the CEO using a bonus pool approved by the Board of Directors, the final distribution of which was reported back to the Board of Directors. Currently, the Committee is in the process of establishing a formal executive bonus plan to reward executives based on performance in their positions as well as the overall performance of the Company. The Company anticipates that the plan will be completed in and effective for fiscal year 2007. For fiscal year 2006 performance, no annual bonuses were paid out.

Annual bonuses are intended to reward overall financial performance, including budget variances for the previous year, and the contributions to such performance measures by an executive or his or her business unit. In addition, the Committee considers subjective performance metrics of the executive and the individual’s effectiveness in dealing with external and internal constituencies. When performance is achieved, bonuses can be a significant portion of an executive’s annual compensation package.

In fiscal year 2006, the CEO was awarded a contractual cash bonus of $50,000, based on the terms of his employment agreement signed in fiscal year 2004. None of the other Named Executive Officers were awarded a cash bonus for fiscal year 2006 performance. In addition, the Executive Vice President of Sales and Marketing was awarded 20% of the commissions earned by the sales department pursuant to his employment agreement in which he is entitled to participate in the Company’s sales commission program as determined by senior management. Sales commissions are paid based on such factors as gross profit percentage and length of contract term.

Long-Term Incentives

The Committee believes that equity ownership of the Named Executive Officers aligns the interests of the executives with those of our stockholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Equity-based incentives granted by the Company pursuant to our equity incentive plans helps achieve this objective and provides additional compensation to the executives. We have granted both stock options and restricted stock as a long-term, equity-based compensation that vests based on continued employment over multiple years. The number of options and/or restricted stock granted and the vesting schedule for each executive’s grant in 2006 was determined based on a variety of factors, including market pay practices, the availability of shares under the current equity incentive plan, and concerns over stockholder dilution.

In fiscal year 2006, the Committee chose to issue restricted shares to attract Andrew Cashin, the incumbent Chief Financial Officer. The Committee’s decision was based on concern over stockholder dilution, the limited number of shares reserved for future issuance under the current equity incentive plan, and the need to make a competitive long-term incentive grant to recruit and retain Mr. Cashin. The use of restricted stock allowed the Committee to use fewer underlying shares than would be required using stock options while conserving the additional shares remaining in the pool to attract or retain other key executives.

Benefits & Perquisites

In fiscal year 2006, the Named Executive Officers were eligible to receive health care coverage, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, and certain other benefits that are generally available to other Company employees.

In addition, the Named Executive Officers receive vacation time in addition to the vacation time typically provided to other Company employees, home relocation benefits, and an automobile allowance.

The Company maintains a tax-qualified 401(k) Plan.  The 401(k) Plan permits participants to make 401(k) contributions on a pretax basis. All employees of the Company who are at least age 21 are eligible to participate in the 401(k) Plan. In general, participants can contribute up to $15,000 of their pretax compensation to the 401(k) Plan (subject to changes by the IRS on an annual basis). The 401(k) Plan also provides that the Company will make a matching contribution on behalf of each eligible participant equal to 100% of the 401(k) contributions made by such participants, up to 4% of their individual compensation.

We believe our perquisites and generally available benefits, such as 401(k) plans and health care coverage, are standard components of any competitive pay package. We feel that without offering these additional elements of compensation, we would not be able to attract and retain key executive talent. In addition to competitive practices, our benefits programs give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, enhanced health, and productivity in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

Chief Executive Officer Compensation

The base salary of our CEO, Michael D. Rumbolz, was paid under the terms of his previous employment agreement, which was executed in 2004. The agreement set Mr. Rumbolz’s base salary at $350,000, and provided for an annual cash bonus of a minimum amount of $50,000, with the potential to earn more than the base amount upon the satisfaction of specified performance goals, as established by the Committee. The 2006 bonus was payable on February 15, 2007. The CEO’s job performance was evaluated by reference to the performance of the Company with respect to revenue and earnings, return on stockholders’ equity, improving capital structure and financial condition, as well as the CEO’s leadership and team-building skills.

Change in Control and Post-Employment Payments

From time to time, the Company may enter into certain arrangements that provide for payment upon the termination of a Named Executive Officer. Currently, the Named Executive Officers have provisions in their employment agreements that would provide for some form of post-employment severance benefits. The Company believes that post-employment severance benefits are in line with market pay practices. There are a number of different types of arrangements the Company currently has with its Named Executive Officers. The potential payments for each Named Executive Officer are identified in the “Potential Post-Employment Payment Calculations” section of this filing. The following summarizes the potential payments the Company is obligated to make in the event of an involuntary termination without cause and involuntary termination upon a change-in-control.

Involuntary Termination Without Cause — In the event of a termination of the Named Executive Officer’s employment without cause by the Company, the executive will be entitled to full vesting of any unvested stock options. For those Named Executive Officers with restricted stock grants, any unvested restricted stock will be forfeited upon termination. In addition, most Named Executive Officers are eligible to continue to receive the base salary agreed upon under their employment agreements for the remaining term of the agreement if they are terminated without cause and will be entitled to certain benefits.

Involuntary Termination Following a Change-in-Control — If a change in control of the Company occurs and such change in control is not approved by a majority of the members of the Board, each Named Executive Officer will be entitled to full vesting of any unvested stock options or restricted stock awards. If a change in control of the Company occurs with Board approval, the Board, pursuant to the 2005 Equity Incentive Plan, has the discretion to accelerate any options or restricted shares granted. In addition, each Named Executive Officer will be eligible to continue to receive the base salary agreed upon under their employment agreements for the remaining term of the agreement if they are terminated without cause and will be entitled to certain benefits.

Tax Deductibility and Executive Compensation

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m). Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The COMPENSATION COMMITTEE
Patricia Becker, Chair
Patrick R. Cruzen
Donald Snyder
Don R. Kornstein

EXECUTIVE COMPENSATION

The following table illustrates the compensation paid during fiscal year 2006 to our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2006, and two other individuals who served as CFO during fiscal year 2006. We collectively refer to these persons as the “Named Executive Officers.”

Summary Compensation Table

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)	($)(4)	($)

Michael D. Rumbolz	2006	$350,000	$50,000	$—	$—	$—	$—	$29,123	$429,123
Chief Executive Officer, President & Chairman of the Board
Andrew Cashin	2006	$184,616	$—	$87,434	$—	$—	$—	$33,504	$305,554
Executive Vice President, Chief Financial Officer & Treasurer
John F. Glaser	2006	$160,769	$16,000	$—	$—	$58,469	$—	$13,794	$249,032
Executive Vice President of Sales & Marketing
Christopher Larson(5)	2006	$138,462	$25,000	$—	$—	$—	$—	$11,334	$174,796
Former Executive Vice President and Interim Chief Financial Officer
Zev E. Kaplan	2006	$125,000	$18,500	$—	$—	$—	$—	$34,482	$177,982
General Counsel
Katherine W. Bloomfield	2006	$146,615	$12,000	$—	$—	$—	$—	$11,279	$169,894
Chief Information Officer
Dave Clifford(6)	2006	$33,059	$50,000	$—	$—	$—	$—	$80,552	$163,611
Former Chief Financial Officer

(1)	The bonus for Mr. Rumbolz is a guaranteed payment per his employment agreement.

(2)	The amounts reported in this column represent expense recognized in 2006 for restricted stock award grants, calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-based Payments” and include expense for awards granted in 2006 and prior years. These amounts were determined by multiplying the number of restricted shares granted by the market price of a share of our common stock on the date of grant, allocated over the vesting period of the award.

(3)	In his capacity as the Executive Vice President of Sales & Marketing, Mr. Glaser was the only executive eligible to participate in the sales commission program per his employment agreement. The plan is designed to promote profitable growth of the Company by providing commission payments based on (i) achievement of gross profit dollars, (ii) gross profit margin percent, and (iii) term of contract.

(4)	The amounts represent the following: Mr. Rumbolz: $9,000 in automobile allowance, $11,323 in Company paid medical, accidental death & disability, life, long-term disability, and dental premiums, and $8,800 in 401(k) contributions made on his behalf; Mr. Cashin: $1,773 in Company paid medical, accidental death & disability, life, long-term disability, and dental premiums, and $31,731 in fees paid to Mr. Cashin under a consulting agreement prior to being hired as a full-time employee of the Company; Mr. Glaser: $5,319 in Company paid medical, accidental death & disability, life, long-term disability, and dental premiums, and $8,475 in 401(k) contributions made on his behalf; Mr. Larson: $5,319 in Company paid medical, accidental death & disability, life, long-term disability, and dental premiums, and $6,015 in 401(k) contributions made on his behalf;

Mr. Kaplan: $24,000 in administrative reimbursement to Zev E. Kaplan Ltd, Mr. Kaplan’s professional law corporation, $5,319 in Company paid medical, accidental death & disability, life, long-term disability, and dental premiums, and $5,163 in 401(k) contributions made on his behalf; Ms. Bloomfield: $5,319 in Company paid medical, accidental death & disability, life, long-term disability, and dental premiums, and $5,960 in 401(k) contributions made on her behalf; Mr. Clifford: $1,000 in automobile allowance, $1,330 in Company paid medical, accidental death & disability, life, long-term disability, and dental premiums, and $78,222 in consulting fees paid for Mr. Clifford’s post-termination consulting arrangement with the Company.

(5)	Mr. Larson’s employment with the Company ended on January 2, 2007.

(6)	Mr. Clifford’s employment with the Company ended on February 21, 2006.

Employment Agreements

Effective March 6, 2007, the Company entered into a new employment agreement with Michael D. Rumbolz, pursuant to which Mr. Rumbolz serves as the Company’s Chief Executive Officer, Chairman, and President. Under the terms of the new agreement, Mr. Rumbolz receives an annual base salary of $350,000, has been granted 65,000 shares of restricted stock at the “fair market value” of such stock on the date of grant, vesting in four equal annual installments, and is entitled to no less than two weeks paid annual vacation, reimbursement for any and all ordinary and necessary business expenses that he reasonably incurs in connection with the business of the Company, and other usual benefits. This new agreement expires on March 5, 2009, unless sooner terminated or extended. Mr. Rumbolz’s original employment agreement was entered into effective January 1, 2005. Pursuant to this original agreement, Mr. Rumbolz received an annual base salary of $350,000, an annual bonus of no less than $50,000 with a larger annual bonus based on achievement of performance criteria defined by the Compensation Committee. In addition, Mr. Rumbolz was entitled to no less than two weeks paid annual vacation, reimbursement for any and all ordinary and necessary business expenses that he reasonably incurred in connection with the business of the Company, and other usual benefits. This original agreement had an expiration of December 31, 2006. On December 29, 2006, the Company amended the previous employment agreement with Mr. Rumbolz extending the original expiration from December 31, 2006 to March 31, 2007.

On March 23, 2006, the Company entered into an employment agreement with Andrew Cashin, pursuant to which Mr. Cashin serves as the Company’s Executive Vice President and Chief Financial Officer. Pursuant to this agreement, Mr. Cashin receives an annual base salary of $250,000, bonus compensation as determined by the Company’s Board of Directors, no less than four weeks paid annual vacation, reimbursement for any and all ordinary and necessary business expenses that he reasonably incurs in connection with the business of the Company, and other usual benefits. Mr. Cashin also received 50,000 shares of restricted stock at the “fair market value” of such stock on the date of grant, vesting in three equal annual installments. This agreement expires on March 22, 2009, unless sooner terminated or extended. Prior to the employment agreement, the Company entered into an independent consulting agreement with Mr. Cashin effective February 7, 2006 for a one year term, unless sooner terminated, in which Mr. Cashin would receive annual compensation of $250,000 plus reimbursement of certain mutually agreed upon expenses.

On June 6, 2005, the Company entered into an employment agreement with John F. Glaser, pursuant to which Mr. Glaser serves as the Company’s Executive Vice President of Sales & Marketing. Pursuant to this agreement, Ms. Glaser receives an annual base salary of $150,000 through June 5, 2006 and $170,000 from June 6, 2006 through June 5, 2007. Mr. Glaser is also eligible for bonus compensation as determined by the Company’s Board of Directors, no less than four weeks paid annual vacation, reimbursement for any and all ordinary and necessary business expenses that he reasonably incurs in connection with the business of the Company, and other usual benefits. In addition, Mr. Glaser participated in the FY 2006 Sales Compensation Plan. Mr. Glaser’s FY 2006 commission earnings can be found in the Summary Compensation Table. Mr. Glaser also received the option to purchase 100,000 shares of the Company’s common stock at the “fair market value” of such stock on the date of grant. This agreement expires on June 5, 2007, unless sooner terminated or extended.

On March 14, 2005, the Company entered into an employment agreement with Zev E. Kaplan, pursuant to which Mr. Kaplan serves as the Company’s General Counsel. Pursuant to this agreement, Mr. Kaplan receives an annual base salary of $125,000, bonus compensation as determined by the Company’s Board of Directors, no less than two weeks paid annual vacation, reimbursement for any and all ordinary and necessary business expenses that he reasonably incurs in connection with the business of the Company, $24,000 in administrative reimbursement to Mr. Kaplan’s professional law corporation, and other usual benefits. This agreement expired on March 13, 2007. The Company currently employs Mr. Kaplan as an at-will employee.

On July 5, 2005, the Company entered into an employment agreement with Katherine W. Bloomfield, pursuant to which Ms. Bloomfield serves as the Company’s Chief Information Officer. Pursuant to this agreement, Ms. Bloomfield receives an annual base salary of $150,000, bonus compensation as determined by the Company’s Board of Directors, no less than four weeks paid annual vacation, reimbursement for any and all ordinary and necessary business expenses that she reasonably incurs in connection with the business of the Company, and other usual benefits. Ms. Bloomfield also received the option to purchase 70,000 shares of the Company’s common stock at the “fair market value” of such stock on the date of grant. This agreement expires on August 1, 2007, unless sooner terminated or extended.

On October 18, 2005, the Company entered into an employment agreement with Christopher Larson, pursuant to which Mr. Larson served as the Company’s Executive Vice President. Pursuant to this agreement, Mr. Larson received an annual base salary of $150,000, bonus compensation as determined by the Company’s Board of Directors, no less than four weeks paid annual vacation, reimbursement for any and all ordinary and necessary business expenses that he reasonably incurs in connection with the business of the Company, and other usual benefits. Mr. Larson’s employment with the Company ended on January 2, 2007.

On November 29, 2004, the Company entered into an employment agreement with Dave Clifford effective January 1, 2005, pursuant to which Mr. Clifford served as the Company’s Chief Financial Officer. Pursuant to this agreement, Mr. Clifford received an annual base salary of $150,000, an annual bonus of no less than $50,000 with a larger annual bonus based on achievement of performance criteria defined by the Compensation Committee, no less than two weeks paid annual vacation, reimbursement for any and all ordinary and necessary business expenses that he reasonably incurs in connection with the business of the Company, and other usual benefits. Mr. Clifford’s employment with the Company ended on February 21, 2006.

Grants of Plan-Based Awards

The following table complements the Summary Compensation Table disclosure of the grant date fair value of stock option and restricted stock awards granted to our Named Executive Officers during fiscal year 2006.

Grants of Plan-based Awards

								All Other		All Other
								Stock		Option	Exercise
								Awards:		Awards:	or Base	Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of		Number of	Price of	Fair Value
		Under Non-Equity			Under Equity Incentive			Shares		Securities	Option	of Stock
		Incentive Plan Awards			Plan Awards			of Stock		Underlying	Awards	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options	($/Share)	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)		(#)	(1)	Awards

Michael D. Rumbolz	—	$—	$—	$—	—	—	—	—		—	$—	$—
Andrew Cashin	03/23/06	$—	$—	$—	—	—	—	50,000	(2)	—	$6.80	$340,000
John F. Glaser	—	$—	$—	$—	—	—	—	—		—	$—	$—
Christopher Larson	—	$—	$—	$—	—	—	—	—		—	$—	$—
Zev E. Kaplan	—	$—	$—	$—	—	—	—	—		—	$—	$—
Katherine W. Bloomfield	—	$—	$—	$—	—	—	—	—		—	$—	$—
Dave Clifford	—	$—	$—	$—	—	—	—	—		—	$—	$—

(1)	Grant price of restricted stock award is equal to the closing price of our common stock on the date of grant.

(2)	In conjunction with his employment as Executive Vice President and Chief Financial Officer, Mr. Cashin was granted 50,000 shares of restricted stock at a price of $6.80 per share on March 23, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information as of December 31, 2006 for our Named Executive Officers concerning unexercised options, stock that has not vested and equity incentive plan awards.

Outstanding Equity Awards at Fiscal Year-end

						Stock Awards
	Option Awards							Equity	Equity
			Equity					Incentive	Incentive
			Incentive					Plan Awards:	Plan Awards:
			Plan					Number of	Market or
			Awards:				Market	Unearned	Payout Value
	Number of	Number of	Number of			Number of	Value of	Shares,	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)	Unexercisable	(#)	($)	Date	(#)	($)(2)	(#)	($)

Michael D. Rumbolz	300,000	—	—	$7.45	12/22/14	—	$—	—	$—
	—	—	—	$—	—	—	$—	—	$—
	—	—	—	$—	—	—	$—	—	$—
Andrew Cashin	—	—	—	$—	03/23/16	50,000 (3)	$364,500	—	$—
	—	—	—	$—	—	—	$—	—	$—
John F. Glaser	100,000	—	—	$7.69	06/06/15	—	$—	—	$—
Christopher Larson	25,000	—	—	$1.25	09/25/11	—	$—	—	$—
	106,000	—	—	$1.83	01/29/13	—	$—	—	$—
	200,000	—	—	$4.00	11/03/13	—	$—	—	$—
	115,000	—	—	$5.55	03/01/14	—	$—	—	$—
	100,000	—	—	$6.18	10/19/15	—	$—	—	$—
Zev E. Kaplan	120,000	—	—	$7.70	03/15/15	—	$—	—	$—
Katherine W. Bloomfield	70,000	—	—	$8.05	08/01/15	—	$—	—	$—
Dave Clifford	150,000	—	—	$6.75	03/31/07	—	$—	—	$—

(1)	On December 31, 2005, the Company accelerated the vesting of all outstanding stock option grants for all employees so that all options were fully exercisable.

(2)	Value is based on the closing price of our common stock of $7.29 on December 29, 2006.

(3)	Consists of 50,000 shares of restricted stock that vest 16,666 on the first anniversary of the grant date and 16,667 on the second and third anniversary of the grant date.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised any options or had restricted stock vest in 2006.

Nonqualified Deferred Compensation

The Company does not maintain any deferred compensation programs. Accordingly, none of our Named Executive Officers deferred compensation during 2006.

Potential Post-Employment Payment Calculations

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to certain Named Executive Officers in the event of termination of employment, resignation, death or disability, or change in control of the Company. The amount of compensation payable to each Named Executive Officer in each situation is listed in the tables below. The Company does not provide for any payments upon retirement or upon termination for cause.

Regardless of the manner in which a Named Executive Officer’s employment terminates, he is entitled to receive amounts earned during his term of employment, including amounts accrued and vested through the 401(k) Plan and, except as provided in the tables below, each Named Executive Officers is eligible to receive vested equity awards upon a termination of employment for any reason. If a change in control of the Company occurs and such change in control is not approved by a majority of the Board of Directors, each Named Executive Officer is entitled to the same severance benefits as in the case of an involuntary termination without cause regardless of whether a termination of employment occurs. The following tables describe the potential payments upon termination or a change in control of the Company for the Named Executive Officers. The actual amounts paid to any Named Executive Officer can only be determined at the time of the executive’s separation from the Company.

Mr. Michael Rumbolz

On December 31, 2006, Mr. Rumbolz’s employment agreement expired. On December 29, 2006 the Company extended the employment agreement through March 31, 2007.

			Involuntary
Executive Benefits and			Not for Cause	For Cause	Death or
Payments Upon Termination(1)	Resignation(2)		Termination(3)	Termination	Disability

Compensation:
Base Salary	$57,534		$86,301	$—	$—
Short-Term Incentive	50,000	(4)	50,000	—	—
Long-Term Incentives(5)
Benefits and Perquisites:
Health Care	1,861		2,792	—	—
Accrued Vacation Pay	13,462	(6)	13,462	—	—

Total	$122,857		$152,555	$—	$—

(1)	For purposes of this analysis, we assumed the executive’s base salary equal to $350,000 and an annual bonus equal to the prior year’s bonus of $50,000.

(2)	Assumes the Company exercises its right to relieve the executive of the obligation to perform his duties immediately upon delivery of the executive’s notice of resignation and the executive gives exactly 60 days notice of such resignation as required by the executive’s employment agreement.

(3)	Based on the executive’s employment agreement the severance benefit under an involuntary not for cause termination is equal to three-months base salary, annual bonus, and benefits as of December 31, 2006.

(4)	Assumes prior year’s bonus of $50,000 was also earned for fiscal year-end December 31, 2006.

(5)	As of December 31, 2006 the executive held no unvested long-term incentives.

(6)	The value of these vacation days is calculated as the executive’s annual salary of $350,000 divided by the weeks in a year (52) multiplied by the total number of accrued vacation weeks (2). Where the executive’s contract includes a partial year, the number of vacation weeks accrued is assumed to be the full 2 weeks as provided for by the employment agreement.

Mr. Andrew Cashin

			Involuntary
Executive Benefits and			Not for Cause		For Cause	Death or
Payments Upon Termination(1)	Resignation(2)		Termination(3), (4)		Termination	Disability

Compensation:
Base Salary	$41,096		$556,164		$—	$—
Short-Term Incentive(5)	—		—		—	—
Long-Term Incentives:(6)
Restricted Stock:
Unvested and Accelerated	—	(7)	364,500		—	—
Benefits and Perquisites:
Health Care	874		11,833		—	—
Accrued Vacation Pay	19,231	(8)	57,692	(9)	—	—

Total	$61,201		$990,189		$—	$—

(1)	For purposes of this analysis, we assumed the executive’s compensation is as follows: current base salary equal to $250,000.

(2)	Assumes the Company exercises its right to relieve the executive of the obligation to perform his duties immediately upon delivery of the executive’s notice of resignation and the executive gives exactly 60 days notice of such resignation as required by the executive’s employment agreement. If the Company chooses not to exercise the right to relieve the executive of the obligation to continue to perform his duties for the remaining 60 day term, the executive would continue to receive his standard compensation and benefits as per the employment agreement.

(3)	Assumes the executive’s severance benefit under an involuntary not for cause termination is equal to the remaining term of the employment agreement base salary, annual bonus, benefits and accelerated vesting of 50,000 unvested Restricted Stock awards as of December 31, 2006. This term would be for a total of 812 days, with the term of the employment agreement terminating on March 22, 2009.

(4)	The executive’s severance benefit under an involuntary termination upon a change in control is equal to the accelerated vesting of 50,000 unvested Restricted Stock awards as of December 31, 2006. Payments made also reflect payments that the Company is obligated to make if a change in control is triggered without board approval.

(5)	The executive is entitled to a bonus based, in part, on performance as defined by the Compensation Committee and the Board of Directors. Upon resignation, involuntary not for cause termination, or death or disability, the executive or the executive’s estate would be entitled to any bonus earned upon the date of a triggering event. The Company has not set a bonus target and has not yet paid a bonus to the executive since commencement of employment. Therefore, a reasonable assumption of the value of a bonus payment can not be made.

(6)	Assumes the executive’s date of termination is December 31, 2006 (assuming a calendar fiscal year end) and the price per share of our common stock on the date of termination is $7.29 per share.

(7)	No Restricted Stock awards will vest within 60 days from the end of the fiscal year December 31, 2006.

(8)	Assumes that the executive has accrued the minimum of 4 weeks of vacation by December 31, 2006. The value of these vacation days is calculated as the executive’s annual salary of $250,000 divided by the weeks in a year (52) multiplied by the total number of accrued vacation weeks (4). Where the executive’s contract includes a partial year, the number of vacation weeks accrued is assumed to be the full 4 weeks as provided for by the employment agreement.

(9)	Assumes that the executive accrues the minimum of 4 weeks of vacation in each of the three years remaining under the agreement. The value of these vacation days is calculated as the executive’s annual salary of $250,000 divided by the weeks in a year (52) multiplied by the total number of accrued vacation weeks (4). Where the executive’s contract includes a partial year, the number of vacation weeks accrued is assumed to be the full 4 weeks as provided for by the employment agreement.

Mr. John F. Glaser

			Involuntary
Executive Benefits and	Voluntary		Not for Cause		For Cause	Death or
Payments Upon Termination(1)	Termination(2)		Termination(3), (4)		Termination	Disability

Compensation:
Base Salary	$27,945		$170,000		$—	$—
Short-Term Incentive	16,000	(5)	16,000	(5)	—	—
Long-Term Incentives(6)
Benefits and Perquisites:
Health Care	874		5,319		—	—
Accrued Vacation Pay(7)	13,077		13,077		—	—

Total	$57,896		$204,396		$—	$—

(1)	For purposes of this analysis, we assumed the executive’s base salary equal to $170,000 and an annual bonus equal to the prior year’s bonus of $16,000.

(2)	Assumes the Company exercises its right to relieve the executive of the obligation to perform his duties immediately upon delivery of the executive’s notice of resignation and the executive gives exactly 60 days notice of such resignation as per required by the executive’s employment agreement. If the Company chooses not to exercise the right to relieve the executive of the obligation to continue to perform his duties for the remaining 60 day term, the executive would continue to receive his standard compensation and benefits as per the employment agreement.

(3)	Based on the executive’s current employment agreement the severance benefit under an involuntary not for cause termination is equal to one year of base salary, annual bonus, and benefits as of December 31, 2006.

(4)	Payments made also reflect payments that the Company is obligated to make if a change in control is triggered without board approval.

(5)	Assumes prior year’s bonus of $16,000 was also earned for fiscal year-end December 31, 2006.

(6)	As of December 31, 2006 the executive held no unvested long-term incentives.

(7)	Assumes that the executive has accrued the minimum of 4 weeks of vacation by December 31, 2006. The value of these vacation days is calculated as the executive’s annual salary of $170,000 divided by the weeks in a year (52) multiplied by the total number of accrued vacation weeks (4). Where the executive’s contract includes a partial year, the number of vacation weeks accrued is assumed to be the full 4 weeks as provided for by the employment agreement.

Mr. Christopher Larson

			Involuntary
Executive Benefits and			Not for Cause		For Cause	Death or
Payments Upon Termination(1)	Resignation(2)		Termination(3), (4)		Termination	Disability

Compensation:
Base Salary	$24,658		$119,589		$—	$—
Short-Term Incentive(5)	25,000	(5)	25,000	(5)	—	—
Long-Term Incentives(6)
Benefits and Perquisites:
Health Care	874		4,241		—	—
Accrued Vacation Pay(7)	11,538		11,538		—	—

Total	$62,070		$160,368		$—	$—

(1)	For purposes of this analysis, we assumed the executive’s base salary equal to $150,000 and an annual bonus equal to the prior year’s bonus of $25,000.

(2)	Assumes the Company exercises its right to relieve the executive of the obligation to perform his duties immediately upon delivery of the executive’s notice of resignation and the executive gives exactly 60 days notice of such resignation as required by the executive’s employment agreement. If the Company chooses not to exercise the right to relieve the executive of the obligation to continue to perform his duties for the remaining 60 day term, the executive would continue to receive his standard compensation and benefits as per the employment agreement.

(3)	Assumes the executive’s severance benefit under an involuntary not for cause termination is equal to the value of the base salary, annual bonus, and benefits as defined under the employment agreement for the remaining term of the agreement. This term would be for a total of 291 days, with the term of the employment agreement terminating on October 18, 2007.

(4)	Payments made also reflect payments that the Company is obligated to make if a change in control is triggered without board approval.

(5)	Assumes prior year’s bonus of $25,000 was also earned for fiscal year-end December 31, 2006.

(6)	As of December 31, 2006 the executive held no unvested long-term incentives.

(7)	Assumes that the executive has accrued the minimum of 4 weeks of vacation by December 31, 2006. The value of these vacation days is calculated as the executive’s annual salary of $150,000 divided by the weeks in a year (52) multiplied by the total number of accrued vacation weeks (4). Where the executive’s contract includes a partial year, the number of vacation weeks accrued is assumed to be the full 4 weeks as provided for by the employment agreement.

Mr. Zev E. Kaplan

			Involuntary
Executive Benefits and	Voluntary		Not for Cause		For Cause	Death or
Payments Upon Termination(1)	Termination(2)		Termination(3), (4)		Termination	Disability

Compensation:
Base Salary	$20,548		$25,000		$—	$—
Short-Term Incentive	18,500	(5)	18,500	(5)	—	—
Long-Term Incentives(6)
Benefits and Perquisites:
Health Care	874		1,064		—	—
Accrued Vacation Pay	4,808	(7)	4808	(7)	—	—

Total	$44,730		$44,972		$—	$—

(1)	For purposes of this analysis, we assumed the executive’s base salary equal to $125,000 and an annual bonus equal to the prior year’s bonus of $18,500.

(2)	Assumes the Company exercises its right to relieve the executive of the obligation to perform his duties immediately upon delivery of the executive’s notice of resignation and the executive gives exactly 60 days notice of such resignation as required by the executive’s employment agreement. If the Company chooses not to exercise the right to relieve the executive of the obligation to continue to perform his duties for the remaining 60 day term, the executive would continue to receive his standard compensation and benefits as per the employment agreement.

(3)	Assumes the executive’s severance benefit under an involuntary not for cause termination is equal to the remaining term of the employment agreement base salary, target annual bonus benefits and administrative reimbursement as of December 31, 2006. This term would be for a total of 73 days, with the term of the employment agreement terminating on March 14, 2007.

(4)	Payments made also reflect payments that the Company is obligated to make if a change in control is triggered without board approval.

(5)	Assumes prior year’s bonus of $18,500 was earned in fiscal year-end December 31, 2006.

(6)	As of December 31, 2006 the executive held no unvested long-term incentives.

(7)	Assumes that the executive has accrued the minimum of 2 weeks of vacation by December 31, 2006. The value of these vacation days is calculated as the executive’s annual salary of $125,000 divided by the weeks in a year (52) multiplied by the total number of accrued vacation weeks (2). Where the executive’s contract includes a partial year, the number of vacation weeks accrued is assumed to be the full 2 weeks as provided for by the employment agreement.

Ms. Katherine W. Bloomfield

			Involuntary
Executive Benefits and			Not for Cause		For Cause	Death or
Payments Upon Termination(1)	Resignation(2)		Termination(3), (4)		Termination	Disability

Compensation:
Base Salary	$24,658		$87,123		$—	$—
Short-Term Incentive	12,000	(5)	12,000	(5)	—	—
Long-Term Incentives(6)
Benefits and Perquisites:
Health Care	874		3,089		—	—
Accrued Vacation Pay	11,538	(7)	11,538	(7)	—	—

Total	$49,070		$113,750		$—	$—

(1)	For purposes of this analysis, we assumed the executive’s base salary equal to $150,000 and an annual bonus equal to the prior year’s bonus of $12,000.

(2)	Assumes the Company exercises its right to relieve the executive of the obligation to perform her duties immediately upon delivery of the executive’s notice of resignation and the executive gives exactly 60 days notice of such resignation as required by the executive’s employment agreement.

(3)	Assumes the executive’s severance benefit under an involuntary not for cause termination is equal to the remaining term of the employment agreement base salary, target annual bonus and benefits as of December 31, 2006. This term would be for a total of 212 days, with the term of the employment agreement terminating on August 1, 2007.

(4)	Payments made also reflect payments that the Company is obligated to make if a change in control is triggered without board approval.

(5)	Assumes prior year’s bonus of $12,000 was also earned in fiscal year-end December 31, 2006.

(6)	As of December 31, 2006 the executive held no unvested long-term incentives.

(7)	Assumes that the executive has accrued the minimum of 4 weeks of vacation by December 31, 2006. The value of these vacation days is calculated as the executive’s annual salary of $150,000 divided by the weeks in a year (52) multiplied by the total number of accrued vacation weeks (4). Where the executive’s contract includes a partial year, the number of vacation weeks accrued is assumed to be the full 4 weeks as provided for by the employment agreement.

Director Compensation

Each director who is not an employee of the Company was paid a quarterly retainer fee of $6,250 for the first two fiscal quarters of the fiscal year-end December 31, 2006. On June 21, 2006, the Board of Directors approved an increase in the quarterly retainer to $7,500 per director, effective immediately. The directors are not paid any additional cash retainer or meeting fees for committee or Board service. Directors are eligible to receive stock option grants and restricted stock awards under our equity incentive plan. Upon initial election or re-election to the Board of Directors, non-employee directors are granted 30,000 options at the fair market value on the date of grant.

Director Compensation

	Fees
	Earned			Non-Equity
	or Paid	Stock	Option	Incentive Plan	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Total
Name	($) (1)	($)	($)(2)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)

Patricia Becker	$27,500	$—	$113,100	$	$	$140,600
Patrick Cruzen	$27,500	$—	$113,100	$	$	$140,600
Don Kornstein(3)	$15,000	$—	$133,650	$	$	$148,650
Donald Snyder	$27,500	$—	$113,100	$	$	$140,600
Gordon Graves(4)	$12,500	$—	$133,650	$	$	$146,150

(1)	Fees for Ms. Becker, Mr. Cruzen, and Mr. Snyder represent their quarterly retainer of $6,250 paid for the first two fiscal quarters and a quarterly retainer of $7,500 paid for their service during the last two fiscal quarters. Fees for Mr. Kornstein represent the quarterly retainer of $7,500 paid for his service over the last two fiscal quarters upon his election to the Board of Directors. Fees for Mr. Graves represent the quarterly retainer of $6,250 paid for his service during the first two fiscal quarters until his term ended.

(2)	Upon their re-election to the Board of Directors, Ms. Becker, Mr. Cruzen and Mr. Snyder were granted 30,000 stock options each at an exercise price equal to $6.30 on June 21, 2006. Mr. Kornstein was granted 30,000 stock options upon his initial election to the Board of Directors on July 10, 2006 at an exercise price of $7.50. The amounts reported in this column represent expense recognized in 2006 for stock option grants, calculated in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-based Payments” and include expense for awards granted in 2006. These amounts were determined using the Black-Scholes methodology.

(3)	Director whose term began July 10, 2006.

(4)	Former director whose term ended on June 20, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes that number of shares that a person has the right to acquire within 60 days of April 9, 2007. Two or more persons might count as beneficial owners of the same share.

The following table shows, as of April 9, 2007, beneficial ownership of the Company’s common stock by (i) the persons or groups known by the Company to own more than 5% of the Company’s outstanding common stock, (ii) each director of the Company, (iii) the named executive officers in the Summary Compensation Table of this Proxy Statement and (iv) all current executive officers and directors as a group.

	Common Stock Beneficially Owned
	Number of	Percent of
Name and Address of Beneficial Owner	Shares(1)	Class(2)

Michael D. Rumbolz(3)	445,000	2.4%
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Andrew Cashin	75,000	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
David S. Clifford(4)	—	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Christopher D. Larson(5)	—	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
John Glaser(6)	100,000	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Zev Kaplan(7)	120,000	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Katherine Bloomfield(8)	70,000	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Patrick R. Cruzen(9)	146,000	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Donald D. Snyder(10)	70,000	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Patricia W. Becker(11)	60,000	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Don R. Kornstein(12)	30,000	*
7350 Dean Martin Drive, Suite 309 Las Vegas, NV 89139
Gruber and McBaine Capital Management, LLC(13)	1,405,564	7.6%
50 Osgood Place, Penthouse San Francisco, CA 94133

	Common Stock Beneficially Owned
	Number of	Percent of
Name and Address of Beneficial Owner	Shares(1)	Class(2)

Bridger Management, LLC(14)	978,100	5.3%
101 Park Avenue — 48th Floor New York, NY 10178
Baron Capital Group, Inc.(15)	1,500,000	8.1%
767 Fifth Avenue New York, NY 10153
Forstmann-Leff Associates, LLC(16)	1,053,504	5.7%
590 Madison Avenue New York, NY 10022
Stadia Capital LLC(17)	1,332,310	7.2%
140 East 45th Street New York, NY 10017
All current directors and executive officers as a group (9 people)(18)	1,678,500	8.7%

*	Less than one percent.

(1)	Except as otherwise noted below, each of the persons identified above has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 9, 2007 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes 300,000 shares which may be purchased by Mr. Rumbolz upon the exercise of currently exercisable options and 80,000 shares held by the Rumbolz Trust of which Mr. and Mrs. Rumbolz are trustees with voting power.

(4)	Mr. Clifford served as Executive Vice President, Chief Financial Officer and Treasurer until February 21, 2006.

(5)	Mr. Larson served as Executive Vice President and Chief Operating Officer until January 2, 2007.

(6)	Relates to 100,000 shares which may be purchased by Mr. Glaser upon the exercise of currently exercisable options.

(7)	Relates to 120,000 shares which may be purchased by Mr. Kaplan upon the exercise of currently exercisable options.

(8)	Relates to 70,000 shares which may be purchased by Ms. Bloomfield upon the exercise of currently exercisable options.

(9)	Includes 145,000 shares which may be purchased by Mr. Cruzen upon the exercise of currently exercisable options.

(10)	Includes 60,000 shares which may be purchased by Mr. Snyder upon the exercise of currently exercisable options.

(11)	Relates to 60,000 shares which may be purchased by Ms. Becker upon the exercise of currently exercisable options.

(12)	Relates to 30,000 shares which may be purchased by Mr. Kornstein upon the exercise of currently exercisable options.

(13)	Based on a Schedule 13G filed with the SEC on January 25, 2007, showing shares owned as of December 31, 2006. According to this Schedule 13G, as of December 31, 2006, Gruber and McBaine Capital Management, LLC had shared voting and dispositive power over 1,405,564 shares with the following individuals, who each had sole voting and dispositive power over the following number of additional shares: Jon D. Gruber (267,234), J. Patterson McBaine (41,675), and Eric B. Swergold (10,200).

(14)	Based on a Schedule 13G filed with the SEC on February 21, 2007, showing shares owned as of December 31, 2006. According to this Schedule 13G, as of December 31, 2006, Bridger Management, LLC (“Bridger”) and Roberto Mignone, the managing member of Bridger, had shared dispositive power over 978,100 shares and shared voting power over 978,100 of the same shares.

(15)	Based on a Schedule 13G filed with the SEC on February 14, 2007, showing shares owned as of December 31, 2006. According to this Schedule 13G, as of December 31, 2006, Baron Capital Group, Inc., BAMCO, Inc., Baron Small Cap Fund, and Ronald Baron had shared voting and dispositive power over 1,500,000 shares.

(16)	Based on a Schedule 13G filed with the SEC on February 9, 2007, showing shares owned as of December 31, 2006. According to this Schedule 13G, as of December 31, 2006, Forstmann-Leff Associates, LLC, a registered investment advisor, had sole voting and dispositive power over 1,053,504 shares held in clients’ accounts.

(17)	Based on a Schedule 13G filed with the SEC on February 14, 2007, showing shares owned as of December 31, 2006. According to this Schedule 13G, as of December 31, 2006, Stadia Capital LLC, John J. Fleming, and Richard J. Swift had shared voting and dispositive power over 1,332,310 shares.

(18)	Includes 885,000 shares which may be purchased by such current directors and executive officers upon exercise of currently exercisable options.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee of the Board of Directors acts under a written charter adopted and approved by the Board of Directors. The directors signing this report comprised the Audit Committee with respect to reviewing and discussing the Company’s financial statements for the year ended December 31, 2006. The Audit Committee will review the Audit Committee charter annually in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee charter to reflect evolving best practices and changes in applicable laws and regulations.

Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements, accounting and financial reporting processes, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Virchow, Krause & Company, LLP, is responsible for performing an independent audit of our Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue its report thereon. The independent registered public accounting firm is responsible to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2006;

•	reviewed with the independent auditor, who is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters that are required to be discussed with the Audit Committee under generally accepted auditing standards and by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended; and

•	received from the independent auditor the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditor the auditor’s independence from management and the Company, including a consideration of the compatibility of non-audit services with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC.

AUDIT COMMITTEE
Patrick R. Cruzen
Donald Snyder
Patricia Becker
Don R. Kornstein

PROPOSAL #2 — RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General

Audit Committee has appointed Virchow, Krause & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2007, and stockholders are being asked to ratify that appointment. Virchow, Krause & Company, LLP has served as our independent registered public accounting firm since 2001. Virchow, Krause & Company, LLP provided services in 2006 which included the audit of our consolidated financial statements and internal controls, assistance with our periodic reports filed with the SEC, and consultation on matters relating to accounting and financial reporting. All professional services rendered by Virchow, Krause & Company, LLP were furnished at customary rates and terms. Representatives of Virchow, Krause & Company, LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions. If stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

Fees and Services

The following table presents the aggregate fees billed for professional services rendered by Virchow, Krause & Company, LLP for the fiscal years ended December 31, 2006 and 2005.

Type of Fees	2006	2005

Audit Fees	$465,529	$510,411
Audit-Related Fees	3,850	3,400
Tax Fees	33,800	29,775
All Other Fees	—	—

Total	$502,909	$543,586

In the above table, “Audit Fees” include fees for professional services rendered for the integrated audit of our consolidated financial statements included in our annual report on Form 10-K and of our internal control over financial reporting, review of the unaudited financial statements included in our quarterly reports on Form 10-Q, consents, assistance with documents filed with the SEC, and accounting and reporting consultation in connection with the audit and/or quarterly reviews. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, and include fees for professional services rendered in the preparation and review of our registration statements filed with the SEC. “Tax Fees” include fees for tax compliance and tax planning. “All Other Fees” are fees for any services not included in the first three categories.

Pre-approval Policy

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. As part of the Company’s annual engagement agreement with its independent registered public accounting firm, the Audit Committee has pre-approved the following audit services: statutory and financial audits for the Company, audit services associated with SEC registration statements, periodic reports and other documents filed with the SEC, production of other documents issued by the independent registered public accounting firm in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters. The Audit Committee also pre-approved U.S. federal, state, and local tax compliance services. All other services must be specifically approved by the Audit Committee before the independent registered public accounting firm is engaged to perform such services. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. This duty may be delegated to one or more designated members of our Audit Committee with any such approval reported to our Audit Committee at its next regularly scheduled meeting. All fees paid to the Virchow, Krause & Company, LLC in 2006 were pre-approved by the Audit Committee. The Audit Committee retains the right to periodically revise the nature of pre-approved services.

The Board of Directors recommends that you vote FOR ratification of the selection of Virchow, Krause & Company, LLP as independent registered public accounting firm for 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) reports that they file. Based solely upon a review these reports and written representations from our directors and executive officers, we believe that our directors, executive officers and 10% owners complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2006, with the exception of: Mr. Cashin who filed a late Form 4 on April 10, 2006 covering a restricted stock grant of 50,000 shares of our common stock and the purchase of 25,000 shares of our common stock; and Mr. Cruzen, Mr. Snyder, and Ms. Becker who filed late Form 4s on June 29, 2006 each covering one transaction relating to options to purchase 30,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors has adopted a Related Person Transaction Policy, which was recommended for approval by our Audit Committee. The Related Person Transaction Policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships), in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any related person had, has or will have a direct or indirect interest. The Related Person Transaction Policy requires that such transactions be approved by our Audit Committee.

The Related Person Transaction Policy requires that directors and officers report relationships, potential conflicts and potential related party transactions to our General Counsel, who will then screen the information and determine if the transaction must be submitted to our Audit Committee.

There were no transactions during the fiscal year ended December 31, 2006, and there are no currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person of the Company had or will have a direct or indirect material interest.

STOCKHOLDER PROPOSALS

Any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2008 annual meeting must be received by the Company at its offices by January 17, 2008 to be considered for inclusion in the Company’s proxy statement and related proxy for the 2008 annual meeting.

Also, if a stockholder proposal intended to be presented at the 2008 annual meeting but not included in the Company’s proxy materials is received by the Company after April 6, 2008, then management named in the Company’s proxy form for the 2008 annual meeting will have discretionary authority to vote shares represented by such proxies on the stockholder proposal, if presented at the meeting without including information about the proposal in the Company’s proxy materials.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting. If any other matter does properly come before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including consolidated financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material. Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (without exhibits) may be obtained without charge by writing to: Cash Systems, Inc., Attention: Investor Relations, 7350 Dean Martin Drive, Suite 309, Las Vegas, Nevada 89139.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Carmalen Gillilan
Vice President Administration and Secretary

Dated: May 7, 2007
Las Vegas, Nevada

Appendix A

CASH SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Effective June 20, 2006

Purpose

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditor, (4) the Company’s compliance with legal and regulatory requirements, and (5) the effectiveness of the Company’s internal controls and risk management system.

The Audit Committee’s responsibilities include the preparation of the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement, and the appointment, compensation, retention, oversight and, where appropriate, replacement of the Company’s independent auditor.

Committee Membership

The Audit Committee shall consist of no fewer than three members, each of whom will satisfy the independence and experience requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and The NASDAQ Stock Market, Inc. (“NASDAQ”), as determined by the Board. All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company at any time in the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined under applicable SEC rules, as determined by the Board.

The Board shall appoint the members of the Audit Committee to serve until their successors have been duly designated and one member so appointed shall be designated by the Board as the chair of the Audit Committee. Members of the Audit Committee may be removed by the Board for any reason at any time. Vacancies on the Audit Committee shall be filled by vote of the Board during its first meeting following the occurrence of such vacancy.

Meetings

The Audit Committee shall meet as often as it determines necessary but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate authority to one or more members of the Audit Committee to pre-approve audit and permitted non-audit services, provided that decisions of such member or members to pre-approve such services shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Review and discuss with management and the independent auditor the quarterly financial statements prior to the filing of its Quarterly Report on Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

•	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Annual Report on Form 10-K.

•	Review and discuss quarterly reports from the independent auditors on:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies in meetings, webcasts, or otherwise.

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Annual Report on Form 10-K and Quarterly Report on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company’s Relationship with the Independent Auditor

•	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications and performance of the independent auditor, including considering whether the auditor’s quality controls are adequate.

•	Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company and any other relationships that may adversely affect the auditor’s independence. Evaluate the independence of the independent auditor, and otherwise take appropriate action to satisfy itself of the independence of the independent auditor, including considering whether the provision of non-audit services by the independent auditor is compatible with the independent auditor’s independence.

•	Establish policies for the hiring of employees and former employees of the independent auditor.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

•	Review the internal audit function of the Company, including the proposed programs for the coming year, and the coordination of such programs with the independent auditor, with particular attention to maintaining the best possible balance between independent and internal auditing resources.

•	Review progress of the internal audit program, key findings and management’s action plans to address findings.

Compliance Oversight Responsibilities

•	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiaries entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

•	Approve all related party transactions.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix B

CHARTER FOR THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

I. Purpose of the Committee

Our Compensation Committee (the “Committee”) is responsible for providing to the Board of Directors (the “Board,” and each member of the Board, a “Director”) of Cash Systems, Inc, (the “Company” or “CKNN”) the Committee’s recommendations regarding Director and CKNN employee compensation, including CKNN’s executive compensation and incentive compensation plans, and to produce an annual report on executive compensation for CKNN’s proxy statement, in accordance with applicable rules and regulations.

II. Membership

1.	Qualifications. The Committee shall be comprised of three or more Directors, all of whom must qualify as independent (“Independent Directors”) under the listing standards of the NASDAQ (“NASDAQ”), with the exact number to be determined by the Board. Members of the Committee must also qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Regulation §1.162-27(e)(3) promulgated under the Internal Revenue Code of 1986, as amended, and must satisfy any other necessary standards of independence under the federal securities and tax laws.

2.	Term, Removal; Vacancies. The members of the Committee shall serve until their successors are duly elected and qualified by the Board. No member may be removed except by the vote of a majority of the CKNN Directors. The Board shall fill any vacancies on the Committee.

3.	Chair. The Board will also appoint one of the members of the Committee to serve as Chair. The Committee may also appoint a secretary who need not be a Director. In the absence of a member designated by the Board to serve as Chair, the members of the Committee may appoint, by the majority vote of the Committee, from among their members, a person to preside at their meetings.

4.	Delegation. The Committee may form and delegate authority to subcommittees when appropriate.

5.	Outside Resources. The Committee is authorized to select, retain, terminate and approve fees and other retention terms of special or independent attorneys, accountants, experts or consultants, without seeking approval of the Board. CKNN shall provide appropriate funding, as determined by the Committee, for the payment of any such fees. The Committee may request any officer or employee of CKNN’s outside attorneys, accountants or consultants to attend a meeting of the Committee or to meet with any members or consultants of the Committee.

III. Duties and Responsibilities

The following functions shall be common recurring activities of the Committee in carrying out its purpose. These functions should serve as a guide; the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory or other conditions. The Committee shall:

1.	Review periodically trends in executive compensation and the competitiveness of the Company’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company’s stockholders.

2.	Review at least annually the goals and objectives of CKNN’s executive compensation plans, and the plans themselves, and recommend that the Board adopt or amend such goals, objectives and compensation plans as the Committee deems appropriate.

3.	Review periodically the benefit programs (e.g. retirement, medical, dental, vision, life insurance and similar programs) which CKNN makes available to employees and Directors and recommend that the Board adopt or amend such benefit programs, or benefits providers, as the Committee deems appropriate.

4.	Perform such duties and responsibilities as may be assigned to the Committee under the terms of any executive compensation plan, incentive-compensation plan, stock option or other equity-based plan, general compensation plan, deferred compensation plan, pension or retirement savings plan, severance pay plan or any other employee benefit plan of CKNN.

5.	Evaluate annually the performance of the Chief Executive Officer of CKNN in light of the goals and objectives of CKNN’s executive compensation plans and, together with other Independent Directors as directed by the Board, set the Chief Executive Officer’s compensation level, based on such evaluation.

6.	With regard to officer positions of CKNN listed in Exhibit 1 attached hereto (“Executive Officers”), annually review and approve the base salary, annual bonus and any short or long term incentive performance pay for Executive Officers.

7.	With respect to all other officer positions, the salaries and compensation paid by CKNN shall conform to the compensation benefit program guidelines developed by the Committee and approved by the Board. The Chief Executive Officer, or such subordinate officers as may be expressly delegated in writing by the Chief Executive Officer, shall set the salaries and compensation for all employees of CKNN other than Executive Officers.

8.	Review and approve any employment, severance or termination agreements to be made with any Executive Officers. 9. Review prerequisites or other personal benefits to Executive Officers and recommend any changes to the Board.

10.	Issue an annual report on executive compensation for inclusion in CKNN’s proxy statement, in accordance with applicable rules and regulations.

11.	Meet as frequently as the Committee deems necessary. The operation of the Committee, including with respect to actions without meetings, notice of meetings and waiver of notice, quorums and voting requirements shall be as set forth in CKNN’s bylaws.

12.	Review the adequacy of the Committee’s Charter and recommend changes as necessary.

13.	Evaluate the Committee’s performance annually.

14.	Make regular reports to the Boards.

Exhibit 1

To Compensation Committee Charter

EXECUTIVE OFFICERS

Name/Position/Title

1. Michael D. Rumbolz, CEO/Chairman/President

2. Andrew Cashin, E.V.P/CFO/Treasurer

3. Katherine Bloomfield, CIO

4. John Glaser, E.V.P. Sales & Marketing

5. Zev Kaplan, General Counsel

6. Carmalen Gillilan, V.P., Administration/Secretary

CASH SYSTEMS, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
For the Annual Meeting of Stockholders
June 6, 2007
     The undersigned hereby appoints Michael D. Rumbolz and Andrew Cashin, and each of them, with full power of substitution, as his or her Proxies to represent and vote, as designated below, all shares of common stock of Cash Systems, Inc. registered in the name of the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, June 6, 2007 at the Hampton Inn, 4975 Dean Martin Drive, Las Vegas, Nevada 89118, and at any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously granted with respect to such Annual Meeting.

1.	Elect Directors:	Nominees:	Michael D. Rumbolz, Patrick R. Cruzen, Donald D. Snyder, Patricia W. Becker, and Don R. Kornstein

		☐ FOR nominees listed above (except for the nominee(s) whose name(s) has been written below		☐ WITHHOLD AUTHORITY to vote for all nominees listed above

2.	Ratify appointment of Virchow, Krause & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2007.

		☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Other Business: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of Cash Systems, Inc. or the Board of Directors at the Annual Meeting.

I (WE) WILL ☐ WILL NOT ☐ ATTEND THE MEETING IN PERSON.

Dated: ,

Please sign name(s) exactly as shown at left. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.